Exhibit 99.1

Nabriva Therapeutics Enters into Exclusive Agreement to Promote and
Distribute SIVEXTRO® (tedizolid phosphate) in the U.S.

-	Accretive transaction creates synergies and scale that strengthen Nabriva’s community-focused commercialization organization to optimize product uptake

-	Nabriva partners with Amplity Health to provide community-focused customer engagement and sales initiatives for SIVEXTRO and XENLETA® (lefamulin)

DUBLIN, Ireland and KING OF PRUSSIA, Pa., July 15, 2020 (GLOBE NEWSWIRE) -- Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced that it has entered into an exclusive agreement with subsidiaries of Merck & Co. Inc., Kenilworth, N.J., USA to market, sell and distribute SIVEXTRO® (tedizolid phosphate) in the United States and certain of its territories. SIVEXTRO is an oxazolidinone-class antibacterial indicated in adults and pediatric patients 12 years of age and older for the treatment of acute bacterial skin and skin structure infections (ABSSSI) caused by certain susceptible Gram-positive microorganisms.

Ted Schroeder, Chief Executive Officer of Nabriva, commented, “We are excited to be selected by Merck & Co. Inc., Kenilworth, N.J., USA as their exclusive commercialization and distribution partner for SIVEXTRO in the U.S. This transaction is aligned with our corporate strategy to add revenue generating products to our business that benefit patients and create value for shareholders. SIVEXTRO is an excellent fit in our portfolio, with a highly complementary customer base, creating synergies and scale with our commercial team.”

Patrick Magri, Merck & Co. Inc., Kenilworth, N.J., USA’s Senior Vice President, Hospital & Specialty Business stated, “For more than 80 years, Merck has contributed to the discovery and development of novel medicines to combat infectious diseases, and we continue that commitment today by driving innovation in the antibacterial marketplace. We are pleased to enter into this arrangement which provides Nabriva with the rights to market, sell and distribute SIVEXTRO in the United States.”

Under the terms of the agreement, Nabriva will procure SIVEXTRO from Merck & Co. Inc., Kenilworth, N.J., USA and be responsible for marketing, sales, and distribution of SIVEXTRO in the U.S. through December 31, 2023, with renewable three-year extensions.

Additionally, Nabriva has engaged Amplity Health, a leading pharmaceutical contract commercial organization, to provide community-based commercial and sales services for SIVEXTRO and XENLETA® in the U.S.

“Our new partnership with Amplity Heath provides us the opportunity to build a flexible and scalable commercial infrastructure that enables us to optimize the uptake of both SIVEXTRO and XENLETA, while mitigating potential risks associated with the evolving COVID-19 pandemic. Amplity has the experience and depth to effectively educate prescribers about the appropriate use of both of these important antibiotics. We look forward to educating clinicians about the differentiating attributes of both products and bringing these important treatment options to patients,” said Mr. Schroeder.

About Acute Skin, Skin Structure and Soft Tissue Infections (ABSSSI)

Acute bacterial skin and skin structure infections (ABSSSIs) are common and often require antibiotic treatment. According to the U.S. Food and Drug Administration (FDA), these infections can be uncomplicated – simple abscesses, cellulitis or wound infections mainly caused by the two most common Gram-positive pathogens, Staphylococcus aureus and Streptococcus pyogenes. They can also be complicated either involving deeper soft tissue or requiring surgery – such as ulcers, burns and major abscesses or involving a significant underlying disease state. ABSSSIs are at least 75 cm2.

About SIVEXTRO® (tedizolid phosphate)

SIVEXTRO was approved by the FDA in 2014. It is indicated in adults and pediatric patients 12 years of age and older for the treatment of acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible isolates of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant (MRSA) and methicillin-susceptible (MSSA) isolates), Streptococcus pyogenes, Streptococcus agalactiae, Streptococcus anginosus group (including Streptococcus anginosus, Streptococcus intermedius and Streptococcus constellatus), and Enterococcus faecalis. MRSA has been categorized by the U.S. Centers for Disease Control and Prevention (CDC) as a serious public health threat.1 SIVEXTRO 200 mg is administered once daily orally or as an intravenous (IV) infusion over one hour for six days.

Selected Important Safety Information for SIVEXTRO

Patients with neutropenia: The safety and efficacy of SIVEXTRO in patients with neutropenia (neutrophil counts <1000 cells/mm³) have not been adequately evaluated. In an animal model of infection, the antibacterial activity of SIVEXTRO was reduced in the absence of granulocytes. Alternative therapies should be considered when treating patients with neutropenia.

Clostridioides difficile–associated diarrhea (CDAD), ranging from mild diarrhea to fatal colitis, has been reported with nearly all systemic antibacterial agents, including SIVEXTRO. Evaluate all patients who present with diarrhea following antibacterial drug use. Careful medical history is necessary because CDAD has been reported to occur more than two months after the administration of antibacterial agents. If CDAD is suspected or confirmed, antibacterial use not directed against C. difficile should be discontinued, if possible.

Development of drug-resistant bacteria: Prescribing SIVEXTRO in the absence of a proven or strongly suspected bacterial infection or prophylactic indication is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria.

Adverse reactions: The most common adverse reactions (≥ 2%) in adults for SIVEXTRO are nausea (7%), headache (5%), diarrhea (4%), vomiting (3%), and dizziness (2%).

In adult patients receiving SIVEXTRO intravenously, infusion- or injection-related adverse reactions including but not limited to: phlebitis, injection- or infusion-site pain or swelling, injection-site reaction, erythema, or induration, and infusion-related reaction occurred (4%).

The most common adverse reactions (>2%) in pediatric patients 12 years of age and older are phlebitis (3%) and increased hepatic transaminases (3%).

Drug interactions with BCRP substrates: SIVEXTRO (when administered orally) can increase the plasma concentrations of orally administered Breast Cancer Resistance Protein (BCRP) substrates and the potential for adverse reactions. Monitor for adverse reactions related to the concomitant BCRP substrates if coadministration cannot be avoided.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA (lefamulin injection, lefamulin tablets), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPO™ (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about the potential benefits to Nabriva Therapeutics under its sales promotion and distribution agreement with the subsidiaries of Merck & Co. Inc., the potential benefits to patients of SIVEXTRO and XENLETA, the market opportunity for SIVEXTRO and XENLETA, the sufficiency of its cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics ability to satisfy the conditions under the distribution agreement to obtain the right to exclusively distribute and promote SIVEXTRO, including its ability to establish or secure a commercial infrastructure sufficient to promote and distribute SIVEXTRO, the extent of business interruptions resulting from the infection causing the COVID-19 outbreak or similar public health crises, the ability to retain and hire key personnel, the availability of adequate additional financing on acceptable terms or at all and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the SEC. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments may cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors
Gary Sender
Nabriva Therapeutics plc
IR@Nabriva.com

For Media
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502

Please see Prescribing Information for SIVEXTRO® (tedizolid phosphate) at
https://www.merck.com/product/usa/pi_circulars/s/sivextro/sivextro pi.pdf

1 CDC’s Antibiotic Resistance Threats in the United States (2019 AR Threats Report) accessed 6/2/2020 https://www.cdc.gov/drugresistance/biggest-threats.html#mrsa